EXHIBIT 21
Subsidiaries of Registrant

	State of	Names Under Which
Name of Subsidiary	Organization	Does Business
SDC Holdings, LLC	Oklahoma	SDC Holdings, LLC
Sleep Disorder Centers, LLC	Oklahoma	Sleep Disorder Centers, LLC
Nocturna Sleep Therapy General Partner, LLC	Texas	Advanced Medical General Partner, LLC
Nocturna Sleep Therapy, LP	Texas	Advanced Medical Equipment, LP
Nocturna of Tulsa, LLC	Oklahoma	Sleep Center of Tulsa, LLC
Nocturna of Oklahoma City, LLC	Oklahoma	Sleep Center of NW Oklahoma City, LLC
Sleep Disorder Centers of Kansas, LLC	Kansas	Sleep Disorder Centers of Kansas, LLC
Sleep Disorder Centers of Wichita, LLC	Kansas	Sleep Disorder Centers of Wichita, LLC
Sleep Holdings of Texas, LLC	Texas	Sleep Disorder Centers
Sleep Center of Edmond, LLC	Oklahoma	Sleep Center of Edmond, LLC
Texas Center for Sleep Disorders	Texas	Texas Center for Sleep Disorders
General Partner, LLC		General Partner, LLC
Sleep Center of Keller General Partner, LLC	Texas	Sleep Center of Keller General Partner, LLC
Sleep Center of McKinney General Partner, LLC	Texas	Sleep Center of McKinney General Partner, LLC
Sleep Center of Plano General Partner, LLC	Texas	Sleep Center of Plano General Partner, LLC
Sleep Center of Rockwall General Partner, LLC	Texas	Sleep Center of Rockwall General Partner, LLC
Sleep Center of Granbury General Partner, LLC	Texas	Sleep Center of Granbury General Partner, LLC
Sleep Center of Denton General Partner, LLC	Texas	Sleep Center of Denton General Partner, LLC
Texas Center for Sleep Disorders at	Texas	Texas Center for Sleep Disorders at
Willow Bend General Partner, LLC		Willow Bend General Partner, LLC
Sleep Center of Arlington General Partner, LLC	Texas	Sleep Center of Arlington General Partner, LLC
Sleep Center of Tyler General Partner, LLC	Texas	Sleep Center of Tyler General Partner, LLC
Texas Center for Sleep Disorders, LP	Texas	Texas Center for Sleep Disorders, LP
Sleep Center of Lubbock, LP	Texas	Sleep Center of Lubbock, LP
Sleep Center of Keller, LP	Texas	Sleep Center of Keller, LP
Sleep Center of Keller, LP	Texas	Texas Center for Sleep Disorders at Bedford
Sleep Center of Keller, LP	Texas	Texas Center for Sleep Disorders at Southlake
Sleep Center of McKinney, LP	Texas	Sleep Center of McKinney, LP
Sleep Center of McKinney, LP	Texas	Sleep Center of Craig Ranch, LP
Sleep Center of Plano, LP	Texas	Sleep Center of Plano, LP
Sleep Center of Rockwall, LP	Texas	Sleep Center of Rockwall, LP
Sleep Center of Granbury, LP	Texas	Sleep Center of Granbury, LP
Sleep Center of Denton, LP	Texas	Sleep Center of Denton, LP
Texas Center for Sleep Disorders at	Texas	Texas Center for Sleep Disorders at
Willow Bend, LP		Willow Bend, LP
Sleep Center of Arlington, LP	Texas	Sleep Center of Arlington, LP
Sleep Center of Tyler, LP	Texas	Sleep Center of Tyler, LP
Nocturna Sleep Clinic, LLC	Oklahoma	Sleep Practice Management, LLC
Nocturna Sleep Center, LLC	Nevada	Nocturna Sleep Center, LLC

	State of	Names Under Which
Name of Subsidiary	Organization	Does Business
Sleep Practice Management, LLC	Oklahoma	Sleep Practice Management, LLC
Nocturna of Norman, LLC	Oklahoma	Sleep Center of Norman, LLC
TCSD of Waco General Partner, LLC	Texas	TCSD of Waco General Partner, LLC
TCSD of Waco, LP	Texas	TCSD of Waco, LP
Capital Sleep Management, LLC	Texas	Capital Sleep Management, LLC
Sleep Holdings of Texas, LLC	Texas	Sleep Disorder Centers, LLC
TCSD Clinic, LLC	Texas	TCSD Clinic, LLC
Sleep Disorder Centers Institute for	Oklahoma	Sleep Disorder Centers Institute for
Clinical Research, LLC		Clinical Research, LLC
somniCare, Inc.	Kansas	somniCare, Inc.
somniTech, Inc.	Kansas	somniTech, Inc.
Nocturna East, Inc.	Florida	Nocturna East, Inc.
ApothecaryRx LLC	Oklahoma	ApothecaryRx LLC
Out of the Blue Productions, LLC	California	Out of the Blue Productions, LLC
The Hunt, The Motion Picture, LLC	Oklahoma	The Hunt, The Motion Picture, LLC
Surveillance, The Motion Picture, LLC	Oklahoma	Surveillance, The Motion Picture, LLC
Souls Midnight LLC	Oklahoma	Souls Midnight LLC
Fingerprint Productions LLC	Oklahoma	Fingerprint Productions LLC